SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

                           TILLMAN INTERNATIONAL, Inc.
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             (Exact name of registrant as specified in its charter)

           Utah                       0-32131                  87-0429950
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(State or other jurisdiction   (Commission File Number)      (IRS Employer
    of incorporation)                                       Identification No.)

             250 South 400 East, No. 105, Salt Lake City, Utah 84111
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 532-6200


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          (Former name or former address, if changed since last report)


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Item 1. Changes in Control of Registrant.

      On December 23, 2003, Silvestre Hutchinson purchased 800,000 shares of our common stock from our former President, Chief Financial Officer, Director, and majority stockholder, Wallace T. Boyack. Concurrently with this sale, Mr. Boyack submitted 300,000 shares of common stock to Tillman for cancellation, and these shares have now been cancelled. As a result, Mr. Silvestre now holds approximately 51.4% of our issued and outstanding common stock.

      In connection with this change in control, Mr. Boyack resigned as our President and Chief Financial Officer, and Thomas Harkness resigned as our Secretary. The board of directors appointed Mr. Hutchinson as the new President, Chief Financial Officer, and Secretary.

      Thereafter, Mr. Harkness and Jacki Bartholomew resigned as directors of Tillman. The remaining director, Mr. Boyack, appointed Silvestre Hutchinson and Mark Elrod to fill the vacancies on the board, with such appointments becoming effective on January 19, 2004. Thereafter, Mr. Boyack resigned from the board of directors, and the remaining directors appointed Marcus Segal to replace Mr. Boyack.

Item 2. Acquisition or Disposition of Assets.

      Not Applicable.

Item 3. Bankruptcy or Receivership.

      Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

      Not applicable.

Item 5. Other Events.

      Not applicable.

Item 6. Resignations of Registrant's Directors.

      Not applicable.

Item 7. Financial Statements and Exhibits.

      (a) Not Applicable.

      (b) Not Applicable.

      (c) Exhibits.

            2.1 Stock Purchase Agreement by and among Wallace Boyack and Silvestre Hutchinson dated as of December 22, 2003.


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Item 8. Change in Fiscal Year.

      Not applicable.

Item 9. Regulation FD Disclosure.

      Not applicable.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TILLMAN INTERNATIONAL, INC.
                                        (Registrant)

Date: January 23, 2004                  By: /s/ Silvestre Hutchinson
                                           -------------------------------------
                                           Silvestre Hutchinson, President


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